UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) April 28, 2014


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                      1-3390                 04-2260388
(State or other jurisdiction of   (Commission           (I.R.S. Employer
 incorporation)                   File Number)         Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders was held on April 28, 2014 in Waltham, Massachusetts. Four items were submitted to a vote as described in Seaboard's Proxy Statement dated March 11, 2014. The following table briefly describes the proposals and results of the stockholders' vote.

                                             Votes in      Votes
                                              Favor       Withheld

1. To elect the following persons as
   directors:

    Steven J. Bresky                        1,056,357      81,202
    David A. Adamsen                        1,131,698       5,861
    Douglas W. Baena                        1,132,159       5,400
    Edward I. Shifman, Jr.                  1,121,590      15,969


                                              Votes in     Votes     Votes
                                               Favor      Against  Abstaining

2. Proposal to approve the advisory         1,066,207      70,490       862
   (non-binding) resolution relating to
   executive compensation.


                                              Votes in     Votes     Votes
                                               Favor      Against  Abstaining

3. To ratify selection of KPMG LLP as       1,165,150       1,720       854
   independent auditors for 2014.


                                              Votes in     Votes     Votes
                                               Favor      Against  Abstaining

4. Stockholder proposal requesting Seaboard    29,543   1,027,234    80,782
   to report its charitable, political and
   lobbying contributions.


There were 30,165 broker non-votes each with respect to the election of directors, proposal to approve executive compensation and proposal requesting management to report its charitable, political and lobbying contributions. There were no broker non-votes with respect to the selection of independent auditors.



                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  April 30, 2014

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Executive Vice President,
                               Chief Financial Officer

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